Exhibit 10.1

RESTRUCTURING AGREEMENT

This Agreement (“Agreement”) is entered into as of February __, 2015, by and between Park City Group, Inc., a Nevada corporation (the “Company”), and _________ (“Shareholder”).

RECITALS

WHEREAS, 600,000 shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”) is currently designated as Series B Convertible Preferred Stock (“Series B Preferred”);

WHEREAS, the Shareholder beneficially owns ______ shares of Series B Preferred, which shares of Series B Preferred currently accrue dividends, payable in cash, at a rate of 15% per annum until July 2015 when the dividend rate will increase to 18% per annum (the “Dividend Rate”);

WHEREAS, each share of Series B Preferred is currently convertible, at the option of the Shareholder, into 2.5 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and has a stated value equal to $10.00 per share (“Stated Value”);

WHEREAS, in order to preserve the cash otherwise payable to the Shareholder as dividends on the Series B Preferred, and to reduce potential dilution to the Company’s issued and outstanding shares of Common Stock that would occur should the Shareholder choose to convert their shares of Series B Preferred into shares of Common Stock, the parties have agreed to amend the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B Convertible Preferred Stock (the “Certificate of Designation”) in order to (the “Amendment”): (i) decrease the Dividend Rate to 7% per annum, if such dividends are paid by the Company in cash, and to 9% if such dividends are paid by the Company in PIK Shares (as defined below); (ii) allow the Company to pay accrued dividends on outstanding shares of Series B Preferred in either cash or by the issuance of additional shares of Series B Preferred (“PIK Shares”); (iii) eliminate the conversion feature of the Series B Preferred; and (iv) in order to ensure there are sufficient shares of Series B Preferred available for issuance as PIK Shares, increase the number of shares of Preferred Stock designated as Series B Preferred from 600,000 to 900,000; and

WHEREAS, in consideration for the Amendment, (i) the Holders will receive additional shares of Series B Preferred with a Stated Value equal to the amount that, but for the Series B Restructuring, would have been paid to the Holders as dividends over the next five years (the “Additional Series B Preferred”); and (ii) the Company will issue to the Shareholder a warrant to purchase that number of shares of Common Stock equal to the number of shares the Shareholder would otherwise be entitled to receive upon conversion of their shares of Series B Preferred (“Series B Warrant”), for $4.00 per share.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

1.           Amended and Restated Certificate of Designation.

1.1           Amendment to Terms and Conditions of the Series B Preferred.  In reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company shall, and the Shareholder consents to, the filing of an amended and restated Certificate of Designation with the Nevada Secretary of State, titled the ‘First Amended and Restated Certificate of Designation of the Relative Rights, Powers and Preference of the Series B Preferred Stock’ and in substantially the form attached hereto as Exhibit A (the “Amended Certificate of Designation”), to effect the following changes:

(i)           amend the second paragraph of the Certificate of Designation, which paragraph sets forth the resolution of the Company’s Board of Directors designating shares of the Company’s preferred stock as Series B Preferred, to read as follows:

“By resolution, the Board of Directors of the Corporation has established, designated and fixed the terms, preferences, limitations and relative rights of up to nine hundred thousand (900,000) shares of the authorized and unissued preferred stock of the Corporation, par value $0.01 per share, as “Series B Preferred Stock” (the “Series B Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:”

(ii)           eliminate Section 4, titled “Optional Conversion and Adjustment to Conversion Price”, in order to terminate the convertibility feature of the Series B Preferred into shares of Common Stock;

(iii)           amend Section 1, Dividends, to read as follows:

“1.           Dividends.
(a)           Dividends.  (i) Except as otherwise provided herein, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available there for and as set forth in Section 1(a)(iii), dividends at the rate of seven percent (7.0%) per annum (the “Dividend Rate”) of the Series B Original Issue Price (as defined below) on each outstanding share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); provided, however, in the event the Company chooses to pay any outstanding dividend in accordance with Section 1(a)(iii), the Dividend Rate will be nine percent (9%) per annum.

(ii)           Dividends shall accrue and be payable (A) quarterly on January 2, April 1, July 1 and October 1 of each year (a “Dividend Payment Date”) and (B) on the Repurchase Date (as defined below). Dividends shall be payable in accordance with Section 1(a)(iii) below.  In the event any dividend payment is not paid within ten (10) days of the applicable Dividend Payment Date a late fee shall be assessed and paid to the dividend recipient in the amount of eighteen percent (18%) of the dividend amount.

(iii)           The Company may pay dividends accrued pursuant this Section 1(a) at each Dividend Payment Date to any holder in either (i) shares of Series B Preferred Stock, (ii) in cash or (iii) in some combination of Series B Preferred Stock and cash, provided that each holder shall receive the same combination of shares of Series B Preferred Stock and cash as all other holders on any Dividend Payment Date.”; and

(iii)           any other changes necessary to effect the changes contemplated by the Agreement.

1.2           Issuance of Additional Series B Preferred.  As consideration for the decrease of the Dividend Rate, the Company will deliver to the Shareholder ________ shares of Series B Preferred.

1.3           Issuance of Warrants in Lieu of Conversion Feature.   As consideration for the elimination of the conversion feature of the Series B Preferred, upon filing of the Amended and Restated Certificate of Designation with the Nevada Secretary of State, the Company will deliver to the Shareholder a Series B Warrant, in substantially the form attached hereto as Exhibit B, to purchase for a period of five years from the date of issuance, up to _________ shares of Common Stock at an exercise price of $4.00 per share (the “Series B Warrant(s)”).

2.           Representations and Warranties of the Shareholders.  The Shareholder makes the following representations and warranties to the Company:

2.1           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered by the Shareholder and is a valid and binding agreement and obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, and the Shareholder has full power and authority to execute and deliver the Agreement and the documents contemplated hereby and to perform his obligations hereunder and thereunder.

2.2           Securities Laws. The Shareholder understands that the Additional Series B Preferred and Series B Warrant, and, when issued, shares of Common Stock issuable upon exercise of the Series B Warrants (collectively, the “Securities”), are or will be offered and sold to in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

2.3           Accredited Investor. The Shareholder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

2.4           Acquisition for Own Account. The Shareholder is and will be acquiring the Securities for his own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, the Shareholder does not covenant to hold the Securities for any minimum period of time other than as required to forego any transaction that could result in short-swing profits, as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise required by law.

2.5           Securities Act Exemption. The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or Section 4(2) thereof and Regulation D promulgated thereunder. The Shareholder understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

3.           Representations, Warranties and Covenants of the Company.  The Company makes the following representations and warranties to the Shareholder, and covenants as follows for the benefit of the Shareholder:

3.1           Incorporation. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

3.2           Authorization of Securities. The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

3.3           Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

3.4           No Conflicts. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) of any material provision of any indenture, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

3.5           Securities Act Exemption. The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Shareholder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

3.6           Governmental Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

3.7           Compliance with Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.8           Exchange Act Registration of Common Stock. The Company shall cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and the Securities Act. The Company will take all action necessary to continue the listing or trading of its Common Stock on the NASDAQ Capital Market or such other exchange or market on which the Common Stock is trading.

4.           Miscellaneous.

4.1             Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Shareholder and the Company consent to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. THE SHAREHOLDER AND THE COMPANY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY. The Shareholder and the Company irrevocably consent to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of the Shareholder or the Company to serve process in any other manner permitted by law.

4.2             Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4.2. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if faxed; or when actually received or refused if sent by other means.

If to the Company:

Park City Group, Inc.
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
Attention: Chief Financial Officer

with a copy to:

Disclosure Law Group
600 West Broadway, Suite 700
San Diego, California 92101
Attention: Daniel W. Rumsey

If to the Shareholder:

________________________
________________________
________________________

4.3               Entire Agreement.  This Agreement constitute the entire understanding and agreement of the Shareholder and the Company with respect to the subject matter hereof and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.

4.4               Amendments.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by the Shareholder and the Company.

4.5               Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.6               Assignments; Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Shareholder and the Company.  The Company may not assign its rights and obligations hereunder to any person or entity.  The Shareholder may assign its rights and obligations hereunder to any affiliate of the Shareholder without the consent of the Company, and the Shareholder may assign any Securities to any person or entity without the consent of the Company.
[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

PARK CITY GROUP, INC.

Name: Title:

SHAREHOLDER:

Name:

[Signature Page to Restructuring Agreement]